CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC
Certified Public Accountants
Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com

Todd D. Chisholm
Nephi J. Bierwolf
Troy F. Nilson
Douglas W. Morrill

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 14, 2010

Board of Directors
Atlas Resources Inc.
Sherman Oaks, CA

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 18, 2010, relating to the financial statements of Atlas Resources Inc., a Nevada Corporation, for the period ended December 31, 2009 which appears in such Registration Statement.

Sincerely,

Chisholm, Bierwolf, Nilson & Morrill LLC

Chisholm, Bierwolf, Nilson & Morrill, LLC